THE SCOTTS COMPANY
14111 SCOTTSLAWN ROAD
MARYSVILLE, OH 43041

VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE — 1-800-690-6903
 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
 Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to The Scotts Company, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	SCTTS1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE SCOTTS COMPANY

Vote On Directors
(Your Board recommends that you vote for all nominees)

1.	Election of four directors, each for a term of three years to expire at the 2008 Annual Meeting:

Nominees	01) James Hagedorn	For	Withhold	For All
	02) Karen G. Mills	All	All	Except
03) Stephanie M. Shern
	04) John Walker, Ph.D.	☐	☐	☐

To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s number on the line below.

Vote on Plan
(Your Board recommends that you vote for the following Plan)

		For	Against	Abstain
2.	Approval of The Scotts Company Employee Stock Purchase Plan.	☐	☐	☐

Vote On Restructuring Merger (Your Board recommends that you vote for the Restructuring Merger)

3.	Approval and adoption of the restructuring of the Scotts’ corporate structure into a holding company by merging Scotts into a newly-created, wholly-owned, second-tier limited liability company subsidiary pursuant to the agreement and plan of merger attached to the Proxy Statement/Prospectus (the “Restructuring Merger”) and adoption of the agreement and plan of merger.	☐	☐	☐

The individuals designated to vote this proxy are authorized to vote, in their discretion, upon such other matters (none known at the time of solicitation of this proxy) as may properly come before the Annual Meeting or any adjournment.

Please sign exactly as your name is stenciled hereon.

Note:   Please fill in, sign, date and return this proxy card in the enclosed envelope. When signing as Attorney, Executor, Administrator, Trustee or Guardian, please give full title as such. If holder is a corporation, please sign the full corporate name by authorized officer. Joint Owners should each sign individually. (Please note any change of address on this proxy card).

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

THE SCOTTS COMPANY

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JANUARY 27, 2005

The undersigned holder(s) of common shares of The Scotts Company (the “Company”) hereby appoints James Hagedorn and David M. Aronowitz, and each of them, the proxies of the undersigned, with full power of substitution in each, to attend the Annual Meeting of Shareholders of the Company to be held at The Berger Learning Center, 14111 Scottslawn Road, Marysville, Ohio 43041, on Thursday, January 27, 2005, at 10:00 a.m., local time in Marysville, Ohio, and any adjournment, and to vote all of the common shares which the undersigned is entitled to vote at such Annual Meeting or any adjournment.

Where a choice is indicated, the common shares represented by this proxy, when properly executed, will be voted or not voted as specified. If no choice is indicated, the common shares represented by this proxy will be voted “FOR” the election of the nominees listed in Proposal No. 1 as directors of the Company and if permitted by applicable law, “FOR” the approval of the new Employee Stock Purchase Plan listed in Proposal No. 2 and “FOR” the approval of the Restructuring Merger described under Proposal No. 3. If any other matters are properly brought before the Annual Meeting or any adjournment, or if a nominee for election as a director named in the Proxy Statement is unable to serve or for good cause will not serve, the common shares represented by this proxy will be voted in the discretion of the individuals designated to vote the proxy, to the extent permitted by applicable law, on such matters or for such substitute nominee(s) as the directors may recommend.

If common share units are allocated to the account of the undersigned under The Scotts Company Retirement Savings Plan (the “RSP”), then the undersigned hereby directs the Trustee of the RSP to vote all common shares of the Company represented by the units allocated to the undersigned’s account under the RSP in accordance with the instructions given herein, at the Company Annual Meeting and at any adjournment, on the matters set forth on the reverse side. If no instructions are given, the proxy will not be voted by the Trustee of the RSP.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the related Proxy Statement/Prospectus, and the Company’s 2004 Annual Report. Any proxy heretofore given to vote the common shares which the undersigned is entitled to vote at the Annual Meeting is hereby revoked.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE SCOTTS COMPANY

(This proxy continues and must be signed and dated on the reverse side)